                                                                      EXHIBIT 11

                               CIGNA CORPORATION
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                            --------------------------------------
                                                               1994          1993          1992
                                                            ----------    ----------    ----------
INCOME AVAILABLE TO COMMON SHARES
---------------------------------------------------------
PRIMARY:
  Income before cumulative effect of accounting
     changes.............................................   $      554    $      234    $      337
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits other
     than pensions, net of taxes.........................           --            --          (530)
  Cumulative effect of accounting change for income
     taxes...............................................           --            --           504
                                                            ----------    ----------    ----------
  Net income available to common shares..................   $      554    $      234    $      311
                                                             =========     =========     =========
WEIGHTED AVERAGE SHARES
---------------------------------------------------------
PRIMARY:
  Common shares..........................................   72,218,299    71,933,241    71,694,059
  Common share equivalents applicable to stock options...       98,548        88,710        42,716
                                                            ----------    ----------    ----------
     Total...............................................   72,316,847    72,021,951    71,736,775
                                                             =========     =========     =========
EARNINGS PER SHARE
---------------------------------------------------------
PRIMARY:
  Income before cumulative effect of accounting
     changes.............................................   $     7.66    $     3.25    $     4.70
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits other
     than pensions, net of taxes.........................           --            --         (7.39)
  Cumulative effect of accounting change for income
     taxes...............................................           --            --          7.03
                                                            ----------    ----------    ----------
  Net income.............................................   $     7.66    $     3.25    $     4.34
                                                             =========     =========     =========

                               CIGNA CORPORATION
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1994           1993           1992
                                                         -----------    -----------    -----------
INCOME AVAILABLE TO COMMON SHARES
FULLY DILUTED:
  Income before cumulative effect of accounting
     changes..........................................   $       554    $       234    $       337
  Adjusted for:
     Interest expense (net of tax) on convertible
       subordinated debentures........................            13              *             13
                                                         -----------    -----------    -----------
  Income before cumulative effect of accounting
     changes..........................................           567            234            350
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits other
     than pensions, net of taxes......................            --             --           (530)
  Cumulative effect of accounting change for income
     taxes............................................            --             --            504
                                                         -----------    -----------    -----------
  Net income available to common shares...............   $       567    $       234    $       324
                                                          ==========     ==========     ==========
WEIGHTED AVERAGE SHARES
FULLY DILUTED:
  Common shares.......................................    72,218,299     71,933,241     71,694,059
  Common share equivalents applicable to stock
     options..........................................       115,185         97,177         57,728
  Assumed conversion of convertible subordinated
     debentures.......................................     3,625,956              *      3,626,395
                                                         -----------    -----------    -----------
     Total............................................    75,959,440     72,030,418     75,378,182
                                                          ==========     ==========     ==========
EARNINGS PER SHARE
FULLY DILUTED:
  Income before cumulative effect of accounting
     changes..........................................   $      7.47    $      3.25    $      4.65
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits other
     than pensions, net of taxes......................            --             --          (7.03)
  Cumulative effect of accounting change for income
     taxes............................................            --             --           6.69
                                                         -----------    -----------    -----------
  Net income..........................................   $      7.47    $      3.25    $      4.31
                                                          ==========     ==========     ==========

---------------
* Anti-dilutive; therefore, amounts have been excluded.